Exhibit 32.2

CERTIFICATIONS OF CHIEF FINANCIAL OFFICER

          I, Kang Chungmai, certify, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amendment No. 2 to the Annual Report on Form 10-K of Tsingda eEdu Corporation for the fiscal year ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Amendment No. 2 to Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Tsingda eEdu Corporation.

	By:	/s/ Kang Chungmai

Date: February 4, 2013	Name:	Kang Chungmai
	Title:	Chief Financial Officer
(Principal Financial Officer)